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                         [COOPERS & LYBRAND LETTERHEAD]
                                                                      Exhibit 11





                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                -------------

We consent to the inclusion of our reports dated June 23, 1995, appearing in the Post-Effective Amendment to Registration Statement (Form N-1A) of Reserve Tax-Exempt Trust, on the financial statements and financial highlights of the Interstate Fund (one of the funds constituting Reserve Tax-Exempt Trust), and Reserve New York Tax-Exempt Trust-New York Tax Exempt, California Tax-Exempt, Connecticut Tax-Exempt, Massachusetts Tax-Exempt and New Jersey Tax-Exempt Funds (four of the funds constituting Reserve Tax-Exempt Trust) to be filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

We also consent to the reference to our Firm under the caption Custodial Services and Independent Accountants in the Statement of Additional Information.



                            COOPERS & LYBRAND L.L.P.


New York, New York
September 25, 1995